Exhibit 99.1

FOR IMMEDIATE RELEASE Media Contacts: Eve Callahan LANE PR 503-546-7867 eve@lanepr.com Lani Hayward Umpqua Holdings Corporation 503-727-4132 lanihayward@umpquabank.com	Dan Sullivan Umpqua Holdings Corporation 503-727-4103 dansullivan@umpquabank.com Terry L. Robinson North Bay Bancorp 707-252-5024 trobinson@vintagebank.com

     UMPQUA HOLDINGS CORPORATION ANNOUNCES
REGULATORY APPROVALS FOR PLANNED TRANSACTION
WITH NORTH BAY BANCORP

PORTLAND, Ore., April 12, 2007 – Umpqua Holdings Corporation (Nasdaq: UMPQ), parent company of Umpqua Bank and Strand, Atkinson, Williams & York, Inc., today announced that it has received all necessary regulatory approvals with respect to the planned merger of North Bay Bancorp’s principal operating subsidiary, The Vintage Bank, and its Solano Bank division, with and into Umpqua Bank. The transaction remains subject to customary closing conditions, including approval by the shareholders of North Bay Bancorp at a meeting that is scheduled for April 25, 2007. If shareholders approve the transaction and other conditions are satisfied, the closing is currently planned for April 30, 2007.

Umpqua Bank has received approval of its Interagency Merger Application from the Federal Deposit Insurance Corporation and the Director of the Oregon Division of Finance and Corporate Securities. In addition, the Federal Reserve Bank of San Francisco notified the company that the proposed transaction under which North Bay Bancorp would merge with and into Umpqua Holdings Corporation may proceed without a formal bank holding company merger application and the Commissioner of the California Department of Financial Institutions has issued an order of exemption for the transaction.

April 12, 2007 Page 2

About Umpqua Holdings Corporation

Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank has 134 locations stretching from the greater Sacramento, Calif. area and San Joaquin Valley to Seattle, as well as along the Oregon and Northern California Coast and in Central Oregon. Umpqua Holdings also owns retail brokerage subsidiary Strand, Atkinson, Williams & York Inc., which has locations in Umpqua Bank stores and in dedicated offices throughout Oregon and Southwest Washington. Umpqua Bank's Private Client Services Division provides tailored financial services and products to individual customers. Umpqua Holdings Corporation is headquartered in Portland, Ore. For more information, visit www.umpquaholdingscorp.com.
 _____________________________________________________________________________________________________________

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors, including those set forth from time to time in Umpqua’s and North Bay Bancorp’s filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. In this release we make forward-looking statements regarding the timing of the closing of the merger with North Bay Bancorp; specific risks in this press release include whether North Bay Bancorp shareholders approve the merger, whether other conditions to closing are satisfied or waived and the timing of closing.

The foregoing may be deemed to be offering materials of Umpqua Holdings Corporation and solicitation of materials of North Bay Bancorp in connection with the proposed merger of North Bay with and into Umpqua. North Bay shareholders are urged to read the proxy statement/prospectus that were included in the registration statement on Form S-4A, which Umpqua filed with the SEC in connection with the proposed acquisition, because it will contain important information about Umpqua, North Bay, the acquisition and related matters. The directors and executive officers of North Bay may be deemed to be participants in the solicitation of proxies from North Bay shareholders. Information regarding the participants and their security holdings can be found in North Bay’s most recent proxy statements filed with the SEC and the proxy statement/prospectus filed with the SEC. All documents filed with the SEC are or will be available for free, both on the SEC web site (http://www.sec.gov) and from Umpqua by directing a request to Umpqua Holdings Corporation, Attention: Investor Relations, One SW Columbia Street, Suite 1200, Portland, OR 97258, and from North Bay by directing a request to North Bay Bancorp, Investor Relations, P.O. Box 2200, 1190 Airport Road, Napa, CA 94558.

# # #

Umpqua Holdings Corporation Announces Regulatory Approvals and Waivers for Planned Transaction With North Bay Bancorp